SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material under Rule 14a-12

                             ASB FINANCIAL CORP.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


  ________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            _______________________________________________________________

      2)    Aggregate number of securities to which transaction applies:
            _______________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            _______________________________________________________________

      4)    Proposed maximum aggregate value of transaction:
            _______________________________________________________________

      5)    Total fee paid:
            _______________________________________________________________

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ______________________________________

      2)    Form, Schedule or Registration Statement No.:
            ______________________________________

      3)    Filing Party:
            ______________________________________

      4)    Date Filed:
            ______________________________________

                             ASB FINANCIAL CORP.
                           503 Chillicothe Street
                           Portsmouth, Ohio  45662
                               (740) 354-3177

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      The 2005 Annual Meeting of Shareholders of ASB Financial Corp. ("ASB") will be held at the Scioto County Welcome Center, 342 Second Street, Portsmouth, Ohio 45662, on October 26, 2005, at 11:00 a.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

      1.    To elect six directors of ASB for terms expiring in 2006;

      2. To ratify the selection of Grant Thornton LLP as the auditor of ASB for the current fiscal year; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only ASB shareholders of record at the close of business on August 31, 2005, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Submitting a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


                                       By Order of the Board of Directors




Portsmouth, Ohio                       Robert M. Smith, President
September 23, 2005

                             ASB FINANCIAL CORP.
                           503 Chillicothe Street
                           Portsmouth, Ohio  45662
                               (740) 354-3177

                               PROXY STATEMENT


                                   PROXIES

      The Board of Directors of ASB Financial Corp. ("ASB" or the "Company") is soliciting the enclosed Proxy for use at the 2005 Annual Meeting of Shareholders of ASB to be held at the Scioto County Welcome Center, 342 Second Street, Portsmouth, Ohio 45662, on October 26, 2005, at 11:00 a.m., local time, and at any adjournment thereof (the "Annual Meeting"). The Proxy will not be used for any other meeting.

      Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as directed by the shareholder or, in the absence of specific instructions to the contrary, will be voted:

            FOR the reelection of William J. Burke, Gerald R. Jenkins, Christopher H. Lute, Larry F. Meredith, Louis M. Schoettle and Robert M. Smith as directors of ASB for terms expiring in 2006; and

            FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as the auditor of ASB for the current fiscal year.

      Without affecting any vote previously taken, you may revoke your Proxy by either (i) submitting a later dated proxy or a written revocation which is received by ASB before the Proxy is exercised or (ii) attending the Annual Meeting and voting in person or giving notice of revocation in open meeting before the Proxy is exercised. Attending the Annual Meeting will not, by itself, revoke a Proxy.

      Proxies may be solicited by the directors, officers and other employees of ASB and its subsidiary, American Savings Bank, fsb ("American"), in person or by telephone, telegraph, mail, facsimile or electronic mail only for use at the Annual Meeting. ASB will bear the cost of preparing, assembly, printing and mailing this Proxy Statement and the enclosed Proxy and will pay all other costs in the solicitation of Proxies by the Board of Directors.

      Only ASB shareholders of record at the close of business on August 31, 2005, are entitled to vote at the Annual Meeting. Each shareholder will be entitled to cast one vote for each share then owned. According to ASB's records, as of August 31, 2005, there were 1,589,084 votes entitled to be cast at the Annual Meeting.

      This Proxy Statement is first being mailed to ASB shareholders on or about September 23, 2005.

                                REQUIRED VOTE

Election of Directors

      Each ASB shareholder is entitled to cast one vote for each share owned on August 31, 2005. Under Ohio law and ASB's Code of Regulations (the "Regulations"), the following proposals must receive the corresponding vote to be adopted:

                   Proposal                           Required vote
                   --------                           -------------

      1)  Election of directors              The six nominees receiving the
                                             greatest number of votes will be
                                             elected to the Board of
                                             Directors.

      2)  Ratification of the selection      The affirmative vote of a
          of Grant Thornton as the           majority of the shares
          auditor of ASB for the current     represented in person or by
          fiscal year                        proxy at the Annual Meeting is
                                             necessary to ratify the
                                             selection of Grant Thornton as
                                             the auditor of ASB.

      If you hold shares in "street name," you should review the information provided to you by your nominee (such as your broker or bank). This information will describe the procedures you must follow to instruct the nominee how to vote the street name shares and how to revoke previously given instructions.

      If your shares are held in street name and you do not return a proxy card, broker/dealers have the authority, under applicable rules of the self-regulatory organizations of which they are members, to vote your shares in their discretion on certain routine matters. The election of directors and the ratification of auditors are considered routine. Consequently, if you do not provide a proxy to vote your shares, your brokerage firm may elect to vote or not vote your shares for you. Proxies signed and submitted by broker/dealers which have not been voted are referred to as "non-votes." Broker non-votes and Proxies as to which the authority to vote is withheld are counted toward the establishment of a quorum, but are not counted toward the election of directors or the ratification of the selection of auditors.
A non-vote or an abstention on the ratification of the selection of the auditor has the same effect as a vote against such proposal.

      If you sign and date a Proxy but do not specify how you wish for it to be voted, it will be voted FOR the reelection of the six nominees for director and FOR the ratification of the selection of Grant Thornton as ASB's auditor for the current fiscal year.

                           OWNERSHIP OF ASB SHARES

      The following table provides certain information regarding the number of ASB common shares beneficially owned by ASB's directors and executive officers as of August 31, 2005:


                                                             Percent of
Name (1)                       Number of shares (2)    shares outstanding (3)
--------                       --------------------    ----------------------

William J. Burke                    40,500 (4)                  2.55
Gerald R. Jenkins                  116,700 (5)                  7.34
Christopher H. Lute                  4,500 (6)                  0.28
Larry F. Meredith                    2,100 (7)                  0.13
Louis M. Schoettle                  59,400 (8)                  3.74
Robert M. Smith                    117,707 (9)                  7.41
All directors and executive
 officers of ASB
 as a group (10 persons)           427,169 (10)                26.74

--------------------
<F1>  Each of the persons listed in this table may be contacted at ASB's address.
<F2>  All shares are owned directly with sole voting or investment power unless otherwise indicated by footnote.
<F3>  Assumes a total of 1,589,084 common shares outstanding, plus the number of shares such person or group has the right to acquire within 60 days upon the exercise of options granted under the ASB Financial Corp. 1995 Stock Option and Incentive Plan, if any.
<F4>  Includes 27,000 phantom shares held in the Deferred Compensation Plan of American Savings Bank, fsb (the "Deferred Compensation Plan") which represent common shares that may be acquired under the plan in the next 60 days.
<F5>  Includes 66,300 shares as to which Mr. Jenkins has shared voting and investment power and 18,000 phantom shares held in the Deferred Compensation Plan which represent common shares that may be acquired under the plan in the next 60 days.
<F6>  Includes 1,200 phantom shares held in the Deferred Compensation Plan which represent common shares that may be acquired under the plan in the next 60 days.
<F7>  Includes 1,200 shares which may be acquired upon the exercise of options and 900 phantom shares held in the Deferred Compensation Plan which represent common shares that may be acquired under the plan in the next 60 days.
<F8>  Includes 21,600 shares as to which Dr. Schoettle has shared voting and investment power, and 12,600 phantom shares held in the Deferred Compensation Plan which represent common shares that may be acquired under the plan in the next 60 days.
<F9>  Includes 26,507 shares held in the ASB Financial Corp. Employee Stock
      Ownership Plan (the "ESOP") as to which Mr. Smith has shared investment power, 4,200 shares held by the ASB Management Recognition Plan (the "MRP") as to which Mr. Smith has shared voting power as Trustee of the MRP, 68,100 shares as to which Mr. Smith has shared voting and investment power, and 12,300 phantom shares held in the Deferred Compensation Plan which represent common shares that may be acquired under the plan in the next 60 days.
<F10> Includes 8,420 shares which may be acquired upon the exercise of options, 65,349 shares held in the ESOP, 72,000 phantom shares held in the Deferred Compensation Plan which represent common shares that may be acquired under the plan in the next 60 days and 183,900 shares over which a person has shared voting or investment power.

      The following table sets forth certain information regarding the only persons known to ASB to beneficially own more than five percent of the outstanding common shares of ASB as of August 31, 2005:


                                                              Percent of
Name and address                      Number of shares    shares outstanding
----------------                      ----------------    ------------------

First Bankers Trust Services, Inc.      225,646 (1)             14.20
  1201 Broadway
  Quincy, Illinois 62301

ASB Financial Corp. Employee            153,646 (1)              9.67
 Stock Ownership Plan
  1201 Broadway
  Quincy, Illinois 62301

Robert M. Smith                         117,707 (2)              7.41
  503 Chillicothe Street
  Portsmouth, Ohio 45662

Gerald R. Jenkins                       116,700 (3)              7.34
  503 Chillicothe Street
  Portsmouth, Ohio 45662

--------------------
<F1>  Includes 153,646 shares held as Trustee for the ESOP as to which
      First Bankers Trust Services, Inc. has limited investment power and 72,000 shares held as Trustee of the Deferred Compensation Plan as to which First Bankers Trust Services, Inc. has sole investment power. 139,646 shares held in the ESOP have been allocated to the accounts of participants and there are 14,000 unallocated shares. The ESOP Trustee has voting power over shares that have been allocated to the account of an ESOP participant but as to which no voting instructions are given by the participant.
<F2>  See footnote (9) in the preceding table.
<F3>  See footnote (5) in the preceding table.

                 ELECTION OF DIRECTORS AND BOARD INFORMATION

      There are six members of ASB's Board of Directors, each of whom is selected to serve for one-year terms and until their respective successors are duly elected and qualified. Although ASB is no longer listed on The NASDAQ National Market ("NASDAQ"), it uses NASDAQ's independence standards to determine the independence of its directors. The Board has determined that each of the directors, with the exception of Mr. Smith, is an "independent director" under NASDAQ independence standards.

Nominations Process and Candidate Selection

      ASB's Nominating Committee oversees the nominations process and recommends to the Board a slate of nominees for election as directors. The members of the Nominating Committee are Mr. Burke, Mr. Jenkins, Mr. Lute, Mr. Meredith and Mr. Schoettle, each of whom is independent. The Nominating Committee operates pursuant to a charter that sets forth its various responsibilities regarding the nominations process. A copy of the Nominating Committee Charter was attached as Exhibit A to the Proxy Statement for the 2004 annual meeting of shareholders. The charter is not available on ASB's website.

      The Nominating Committee has not established a formal process for identifying and evaluating nominees due to the committee's desire to approach the process according to the composition of the Board at the time. However, the process for identifying and evaluating nominees is generally as follows: In the case of incumbent directors, the Nominating Committee reviews each director's overall service to ASB during his term of service, including the number of meetings attended, level of participation and quality of performance and the director's desire to continue to serve. The Nominating Committee will then either nominate the incumbent director for reelection or, if the committee feels a new director is necessary or desirable, will use its network of contacts to compile a list of potential candidates. The committee then meets to discuss and consider each candidate's qualifications and chooses the nominees by majority vote.

      The Nominating Committee does not have any specific criteria that it believes nominees for election as directors of ASB must meet. However, the committee generally looks for candidates who will be most effective in meeting the long term interests of ASB and its shareholders, who possess high personal values, integrity and judgment and who have an understanding of the environment in which ASB and American do business. Factors such as financial and business development expertise and business experience are all considered when evaluating potential nominees. In the case of new director candidates, the committee also considers whether the nominee would be independent.

      As provided in its charter, the Nominating Committee will receive and evaluate director candidates recommended by shareholders. Other than as set forth in the charter, the Nominating Committee does not have any policies regarding the consideration of such recommendations. The lack of policies regarding shareholder recommendations is primarily due to ASB's lack of experience with such recommendations and the need to evaluate any shareholder recommendations on a case-by-case basis.

      A shareholder who wishes to make a recommendation for a director candidate should contact the Board of Directors in the manner described in this Proxy Statement under the heading "Shareholder Communications with Directors." Any shareholder wishing to make a formal nomination for a director candidate must follow the procedures set forth in Section 2.03 of ASB's Regulations. This section requires that nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if the shareholder has submitted a written nomination to the Secretary of ASB by the later of the August 15th immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of ASB owned either beneficially or of record by the nominee and the length of time such shares have been so owned.

Election of Directors

      Pursuant to the Nominating Committee's recommendation, the Board of Directors proposes the election of the following persons to serve as directors of ASB until the 2006 annual meeting of shareholders and until their successors are duly elected and qualified:


                                      Director of
      Name                    Age      ASB since
      ----                    ---     -----------

      William J. Burke        64         1995
      Gerald R. Jenkins       70         1995
      Christopher H. Lute     56         2003
      Larry F. Meredith       64         2003
      Louis M. Schoettle      79         1995
      Robert M. Smith         59         1995

      Mr. Burke is a director, the chief executive officer and the marketing manager of OSCO Industries, Inc., a manufacturing company which has its principal place of business in Portsmouth, Ohio. He has been employed by OSCO Industries, Inc., since 1967.

      Mr. Jenkins retired in 1998 as the President and Chief Executive Officer of ASB and American. Prior to becoming President of American in 1983, he held various positions at American including Secretary and Vice President.

      Mr. Lute is Chairman and Chief Executive Officer of Lute Plumbing Supply, Inc., a wholesale distributor of plumbing, heating, cooling, kitchen and bath products with facilities in Ohio, Kentucky, Indiana and West Virginia, and served as President and Chief Executive Officer from 1979 until 2005. Mr. Lute is also a past Chairman of the Southern Ohio Growth Partnership and is President of WIT & Co., a national buying group. Mr. Lute also serves on the board of the Southern Ohio Museum and Cultural Center.

      Mr. Meredith is a consultant to the Pike County Board of Mental Retardation and Developmental Disabilities and is a part-time instructor at Shawnee State University. Mr. Meredith served as a director of The Waverly Building and Loan Company from 1997 until its acquisition by American in 2002. He has previously served as Superintendent of Pike County Schools, Supervisor of Scioto County Schools and a member of the Eastern Board of Education.

      Dr. Schoettle is a physician. He retired from active practice in 1994 after over 35 years of practicing medicine in Portsmouth. Dr. Schoettle also owns and operates a 1,100 acre farm.

      Mr. Smith has been employed by American since 1966 and has served as the President and Chief Executive Officer of American and ASB since 1998. Prior positions held by Mr. Smith with American include Secretary, Treasurer and Executive Vice President. Mr. Smith also serves on the board of the Ohio Bankers League and served as a director of Intrieve, Incorporated until April 2005.

      If any nominee is unable to stand for election, any Proxies granting authority to vote for that nominee will be voted for a substitute nominee recommended by the Board of Directors.

      Your Board of Directors recommends that you vote FOR the reelection of the above-named nominees.

      Each of the directors of ASB is also a director of American. Messrs. Burke, Jenkins, Schoettle and Smith became directors of ASB in connection with the conversion of American from mutual to stock form and the formation of ASB as the holding company for American in 1995. Mr. Lute was appointed to the Board of ASB in April 2003 when the Board increased the number of directors from five to six and Mr. Meredith was elected as a director of ASB at the 2003 annual meeting of shareholders.

Meetings and Committees of Directors

      The Board of Directors of ASB met thirteen times for regularly scheduled and special meetings during the year ended June 30, 2005. Each director attended at least 75% of the aggregate of such meetings and the meetings of the committees on which he served.

      The Board of Directors of American met twelve times for regularly scheduled and special meetings during the year ended June 30, 2005.

      ASB has a standing Audit Committee, Compensation Committee, Executive Committee and Nominating Committee.

      Audit Committee. The Audit Committee is responsible for selecting and engaging a firm to serve as ASB's independent auditor and for overseeing ASB's financial reporting process. The members of the Audit Committee are Mr. Jenkins, Mr. Lute, Mr. Meredith and Mr. Burke, each of whom is independent. The duties of the Audit Committee are more thoroughly set forth in the Amended and Restated Audit Committee Charter (the "Audit Charter") which was attached to the proxy statement for the 2003 annual meeting of shareholders. Pursuant to the terms of the Audit Charter and applicable law, at least one member of the Audit Committee must be a "financial expert." The Board of Directors has determined that Mr. Jenkins is a financial expert.
The Audit Committee met four times during the year ended June 30, 2005.

      Compensation Committee. The Compensation Committee is responsible for determining the compensation of executive officers and other employees and making decisions regarding employee benefits and related matters. The members of the Compensation Committee are Mr. Burke, Mr. Jenkins and Mr. Lute, all of whom are independent. Because ASB does not currently pay any of its employees, which consist only of its executive officers, American's Compensation Committee, which is also comprised of Messrs. Burke, Jenkins and Lute, makes all decisions regarding compensation paid to ASB and American's executive officers. Both ASB and American's Compensation Committees met three times during the year ended June 30, 2005.

      Executive Committee. All of the directors are members of the Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors between regular meetings of the Board. The Executive Committee met once during the year ended June 30, 2005.

      Nominating Committee. As is more thoroughly discussed under "Nominations Process and Candidate Selection" above, the Nominating Committee is responsible for recommending to the Board a slate of candidates for election to the Board of Directors of ASB. The Nominating Committee is comprised of Mr. Burke, Mr. Jenkins, Mr. Lute and Mr. Meredith, each of whom is independent. The Nominating Committee met once during the year ended June 30, 2005.

Shareholder Communications with Directors

      A shareholder may communicate with the Board of Directors by mailing a written communication addressed to the Board of Directors or to an individual director or group of directors at ASB's address at 503 Chillicothe Street, Portsmouth, Ohio 45662. All such communications will be forwarded unopened to an independent director if addressed to the full Board, to the specified director, or if addressed to a group of directors, to a member of the group.

Director Attendance at the Annual Meeting

      ASB encourages and expects all directors and nominees for election as a director to attend each annual meeting of shareholders. Any director or nominee who cannot attend an annual meeting is expected to notify ASB of his inability to attend as far in advance of the annual meeting as possible. All six incumbent directors attended the 2004 annual meeting of shareholders.

                             EXECUTIVE OFFICERS

      In addition to Mr. Smith, who is the President of both ASB and American, the following persons are executive officers of ASB and American and hold the designated positions:

      Carlisa R. Baker, age 43, has served as the Treasurer of ASB since 1995. She has served as Treasurer of American since 1993 and has been employed by American since 1979.

      Mary Kathryn Fish, age 54, is the Secretary of ASB and American, and has been employed by American since 1984. She has served as Secretary of American since 1993 and of ASB since 1995.

      Michael L. Gampp, age 36, has served as the Vice President and Chief Financial Officer of ASB and American since 2000. From 1997 until joining ASB and American, Mr. Gampp was a principal with Reynolds & Co., Certified Public Accountants, and from 1995 to 1997 he served as Chief Financial Officer of Buckeye Rural Electric. Mr. Gampp is also an adjunct faculty member at Shawnee State University.

      Jack Stephenson, age 53, serves as American's Vice President responsible for lending activities and has served as Vice President of ASB since 1995.

              COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

      The following table sets forth compensation paid to Mr. Smith, the President of ASB and American, for the fiscal years shown. No other executive officer of ASB or American earned salary and bonus in excess of $100,000 during the periods reported.

                         Summary Compensation Table
                         --------------------------


                              Annual compensation (1)                      Long-term compensation
                              -----------------------    -----------------------------------------------------------
                                                                      Awards                         Payouts
                                                         --------------------------------    -----------------------
                                                          Restricted        Securities        LTIP
Name and principal             Salary        Bonus       stock awards       underlying       payouts     All other
position              Year      ($)           ($)            ($)         options/SARs (#)      ($)      compensation
------------------    ----     ------        -----       ------------    ----------------    -------    ------------

Robert M. Smith
  President           2005    $153,577      $30,000           -                 -               -       $47,901 (2)
                      2004    $141,500      $30,000           -                 -               -       $46,142 (3)
                      2003    $134,750      $20,000           -                 -               -       $47,160 (4)

--------------------
<F1>  Does not include amounts attributable to other miscellaneous benefits received by Mr. Smith, the cost of which was less than 10% of his annual salary and bonus.
<F2>  Consists of director's fees of $21,900, allocations of $16,750 to Mr.
      Smith's ESOP account and contributions by American to Mr. Smith's 401(k) account of $9,251.
<F3>  Consists of director's fees of $21,300, allocations of $14,492 to Mr.
      Smith's ESOP account and contributions by American to Mr. Smith's 401(k) account of $10,350.
<F4>  Consists of director's fees of $21,000 and allocations of $24,249 to
      Mr. Smith's ESOP account and contributions by American to Mr. Smith's 401(k) account of $1,911.

Director Compensation

      Each director currently receives a fee of $650 per month for service as a director of ASB and a fee of $1,200 per month for service as a director of American. In addition, each non-employee committee member receives $100 per committee meeting attended.

      American maintains a deferred compensation benefit plan under which the directors may defer payment of their director's fees. The amounts deferred are used by the Trustee of the plan to purchase common shares of ASB at various times throughout the year and phantom shares representing the shares purchased by the Trustee are allocated to the individual director's account. After a director ceases to be an active director of American, the director may elect to receive the deferred amount in cash, in a number of ASB common shares equal to the number of phantom shares that have been allocated to his account, or in a combination of cash and stock. If cash payment is chosen, American will pay, at the director's option, the director's deferred amount in either a lump sum or equal monthly payments for a period of not less than five nor more than ten years. If a director dies while serving as a director, equal monthly payments for a period of ten years will be made to the director's beneficiary equivalent to the amount the director would have received if he had retired on the day of his death.

                    STOCK OPTION AND OTHER BENEFIT PLANS

Stock Option Plan

      ASB reserved 171,396 common shares for issuance under the ASB Financial Corp. 1995 Stock Option and Incentive Plan upon its approval by the shareholders. In 1997 and again in 2000, pursuant to the terms of the plan that permit adjustments to reflect changes in capitalization, the number of shares reserved under the plan was increased in connection with the payment of special dividends. There are 228,627 shares reserved for issuance under the plan, all of which have been awarded. Directors, officers and employees of American and ASB are eligible to receive options under the plan.

      The following table sets forth information regarding the number and value of options held by Mr. Smith at June 30, 2005:


                 Aggregated Option/SAR Exercises in Last Fiscal Year and 6/30/05 Option /SAR Values
                 ----------------------------------------------------------------------------------

                                                             Number of securities        Value of unexercised in-the-
                                                            underlying unexercised          money options/SARs at
                    Shares acquired         Value         options/SARs at 6/30/05 (#)              6/30/05
Name                on exercise (#)    realized ($)(1)     exercisable/unexercisable      exercisable/unexercisable
----                ---------------    ---------------    ---------------------------    ----------------------------

Robert M. Smith         25,000            $400,250                  -0-/-0-                        -0-/-0-

--------------------
<F1>  The value realized was calculated by multiplying the number of options exercised by the difference between the $7.64 per share exercise price of Mr. Smith's options, and the closing price of ASB's shares of $23.65 per share on July 7, 2004, the date the option was exercised.

Management Recognition Plan

      There are currently 4,200 common shares remaining in the MRP, all of which have been awarded to directors and executive officers of ASB and American. When an award is made, one-fifth of the shares awarded become vested and non-forfeitable on each of the first five anniversaries of the date of the award.

Employee Stock Ownership Plan

      ASB established the ESOP for the benefit of employees of ASB and its subsidiaries who are age 21 or older and who have completed at least one year of service with ASB and its subsidiaries. The ESOP provides an ownership interest in ASB to all full-time employees of

ASB and its subsidiaries. As of June 30, 2005, the ESOP held 153,646 common shares of ASB, 139,646 of which have been allocated to the accounts of participants.

Supplemental Employee Retirement Plan

      In October 2004, the Board of Directors adopted the ASB Financial Corp. Supplemental Employee Retirement Plan (the "SERP"). Messrs. Smith, Stephenson and Gampp are the only participants in the SERP. One-half of a participant's benefits under the SERP vest at age 40 and the remaining one-half of benefits vest at age 45. Once the participant's benefits are vested, upon retirement at or after age 62, for a period of 180 months the employee will receive a monthly payment of one-twelfth of the greater of
(i) a specified percentage of his "final compensation," less certain deductions as set forth in the SERP and the related participation agreements, or (ii) a certain minimum amount based on the length of the employee's service to ASB and American and the estimated time remaining from the adoption date of the SERP until his retirement. The employee's "final compensation" is calculated by taking the participant's total compensation, as determined pursuant to the terms of the SERP, during the last 36 months of his employment and dividing by three.

      In addition to providing retirement benefits, the SERP is designed to provide an incentive for the participants to remain with ASB and American. If the employee dies before his employment is terminated, his beneficiary will receive a lump sum payment of 125% of the value of his plan benefit at the time of his death, and if the employee becomes disabled before his employment is terminated, he will receive a benefit equal to the value of his plan benefit as of the date he becomes disabled. In the event a participant is terminated within six months before or 12 months after a change in control (as defined in the SERP), his benefits will become fully vested and the benefits will be calculated as if he were two years older than his actual age and as if his "final compensation" were 10% higher.

      If the employee retires prior to age 62, he will receive a reduced monthly benefit, calculated to reflect the early payment and, if applicable, reduced to reflect unvested benefits. If the employee dies prior to receiving his 180 monthly payments, his designated beneficiary will receive all future payments to be made under the terms of the SERP until an aggregate of 180 monthly payments have been made to the employee, his beneficiary or both, at which time the payments will cease.

      Under the terms of the participation agreement with Mr. Smith, if his employment is terminated on or after reaching age 62, he will be entitled to receive 180 monthly payments of one-twelfth of the greater of (i) $60,000 or (ii) his "final compensation" determined in accordance with the SERP. Calculated as of June 30, 2005, Mr. Smith's "final compensation," less the deductions required by the SERP was $40,000. In connection with the adoption of the SERP by ASB, American and Mr. Smith terminated Mr. Smith's participation in a non-qualified retirement plan maintained by American.

      ASB is not a party to any other agreements that, upon the resignation or retirement of an executive officer or upon the occurrence of a change in control would result in payments to an executive officer exceeding $100,000.

Compensation Committee Report

      ASB's business consists principally of holding the stock of American, and its financial results are dependent on American's results. Because the functions of ASB's executive officers pertain primarily to American's operations, the executive officers receive their compensation from American. As a result, American's Compensation Committee is responsible for establishing the compensation of ASB's executive officers. The following report is a joint report of ASB's and American's Compensation Committees. Both of the Compensation Committees have the same members and are comprised solely of non-employee, independent directors.

      Compensation Policies and Process. American's executive compensation program is designed to attract and retain key executives by providing comparable compensation opportunities to those offered by peer group companies. The program consists of four main components: (1) base salary;
(2) cash bonuses, which are generally based on American's performance; (3) stock awards to provide long-term incentives for performance and to align executive officer and stockholder interests; and (4) retirement benefits. Bonuses are intended to reward executive officers for corporate performance and to motivate the officers to reach specific strategic business objectives. Criteria utilized for the cash bonus program include earnings per share, credit quality, capital levels and interest rate risk, as well as American's financial performance ratios, such as return on assets, return on equity and price to earnings, as compared to members of its peer group.

      Retirement Compensation. American has adopted a number of benefit plans designed to protect the income of officers of ASB or American upon their retirement or death. First, American has a 401(k) plan to which it makes contributions matching a certain percentage of the contributions by each employee of American, including officers. American also has the ESOP, which allocates shares of ASB to accounts of all employees proportionately on the basis of their compensation. Finally, certain executive officers participate in the SERP, which provides benefits for these officers in the event of their retirement or the termination of their employment with ASB and American.

      Determination of CEO's Compensation. The compensation of Mr. Smith, the President of ASB and American, is reviewed annually by ASB and American's Compensation Committees. The Compensation Committees utilize industry survey data and compensation information for other banks and holding companies comparable to ASB and American and assess Mr. Smith's contribution to ASB and American, the skills and experience required for his position and his potential future contributions to ASB and American. Mr. Smith does not participate in discussions or decisions relative to his compensation. American's Compensation Committee approved a base salary for Mr. Smith of $153,577 for the 2005 fiscal year, an increase of 8.5% over his base salary for fiscal 2004, and a bonus for 2005 of $30,000, which is 19.5% of his base salary. Comparative salary data gathered from various industry compensation surveys indicates that Mr. Smith's compensation level as compared to that of peer companies falls within the "market average".

William J. Burke     Gerald R. Jenkins     Christopher H. Lute

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended June 30, 2005, Messrs. Burke, Jenkins and Lute served on the Compensation Committee of both ASB and American. With the exception of Mr. Jenkins, who retired as the President of ASB and American in 1998, none of the members is a current or former executive officer or employee of ASB or American and none of the members had a reportable business relationship with ASB or American.

                              PERFORMANCE GRAPH

      The following graph compares the cumulative total return on ASB's common shares since June 30, 2000, with (i) the total return of an index of companies whose shares are traded on NASDAQ and (ii) an index of publicly traded thrift institutions and thrift holding companies. The graph assumes that $100 was invested on June 30, 2000.


                                   [GRAPH]


                                                   Period Ending
                        -------------------------------------------------------------------
Index                   6-30-00     6-30-01     6-30-02     6-30-03     6-30-04     6-30-05
-------------------------------------------------------------------------------------------

ASB Financial Corp.     100.00       96.70      116.36      185.36      256.01      254.54
Russell 2000            100.00       97.19       89.39       86.70      112.85      123.58
SNL Thrift Index        100.00      170.23      197.52      224.21      257.43      277.77

                            CERTAIN TRANSACTIONS

      American makes loans to executive officers and directors of American and ASB in the ordinary course of business. All amounts owed by directors or executive officers in excess of $60,000 during the last two fiscal years were owed pursuant to loans made on substantially the same terms as those prevailing at the time for comparable transactions with other persons, did not involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the federal securities laws, ASB's directors and executive officers and persons holding more than 10% of the common shares of ASB are required to report their ownership of common shares and any changes in such ownership to the Securities and Exchange Commission (the "SEC") and ASB.
To ASB's knowledge, based solely upon a review of such reports and written representations that no other reports were required during the fiscal year ended June 30, 2005, Mr. Burke filed a late Form 4 to report a sale of 100 shares that occurred on June 7, 2005.

                            SELECTION OF AUDITOR

      The Audit Committee has selected Grant Thornton as ASB's auditor for the current fiscal year. Although ASB is not required by its governing documents or applicable law to seek shareholder ratification of its selection of auditors, the Board of Directors and the Audit Committee believe it is desirable to do so. If the selection of Grant Thornton is not ratified, the Audit Committee will reconsider its selection.

      Your Board of Directors and the Audit Committee recommend that you vote FOR the ratification of the selection of Grant Thornton as the auditor of ASB.

      Management expects that a representative of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit Committee Report

      As required by the Audit Charter, the Audit Committee received and reviewed the report of Grant Thornton regarding the results of their audit, as well as the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1. The

Audit Committee reviewed the audited financial statements with the management of ASB. A representative of Grant Thornton also discussed with the Audit Committee the independence of Grant Thornton from ASB, as well as the matters required to be discussed by Statement of Auditing Standards 61, as amended. Discussions between the Audit Committee and the representative of Grant Thornton included the following:

      * Grant Thornton's responsibilities in accordance with generally accepted auditing standards
      * The initial selection of, and whether there were any changes in, significant accounting policies or their application
      *     Management's judgments and accounting estimates
      *     Whether there were any significant audit adjustments
      *     Whether there were any disagreements with management
      *     Whether there was any consultation with other accountants
      * Whether there were any major issues discussed with management prior to Grant Thornton's retention
      * Whether Grant Thornton encountered any difficulties in performing the audit
      * Grant Thornton's judgments about the quality of ASB's accounting principles
      * Grant Thornton's responsibilities for information prepared by management that is included in documents containing audited financial statements

      Based on its review of the financial statements and its discussions with management and the representative of Grant Thornton, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ASB's Annual Report to Shareholders for the year ended June 30, 2005.

Gerald R. Jenkins   Christopher H. Lute   Larry F. Meredith   William J. Burke

Audit and Non-Audit Fees

      The following table presents fees paid by ASB to Grant Thornton for the audit of ASB's annual financial statements for the years ended June 30, 2005 and June 30, 2004, and fees billed for other services rendered by Grant Thornton during those periods.


            Type of fees            Year ended June 30, 2005     Year ended June 30, 2004
            ------------            ------------------------     ------------------------

      Audit fees (1)                        $58,500                      $54,800
      Audit related fees (2)                  7,551                        5,850
      Tax fees (3)                            4,510                        5,400
      All other fees (4)                          -                            -
                                            -------                      -------
      Grant Thornton total fees             $70,561                      $66,050
                                            =======                      =======


(Footnotes on following page)




<F1>  These are fees for professional services performed by Grant Thornton for the audit of ASB's annual financial statements and review of financial statements included in ASB's Forms 10-Q, and services that are normally provided in connection with statutory or regulatory filings or engagements.
<F2>  These are fees for assurance and related services that are reasonably related to the performance of the audit or review of ASB's financial statements and are not reported under the heading "Audit fees" above.
<F3>  These are fees for professional services performed by Grant Thornton with respect to tax compliance, tax advice and tax planning, such as the preparation of federal, state and local tax returns.
<F4>  These are fees for any other work that is not included in any of the above categories.

      The Audit Committee pre-approves all services to be performed by ASB's independent auditor, and during the year ended June 30, 2005, all services provided by Grant Thornton for ASB were approved in advance by the Audit Committee.

                 PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

      Shareholders of ASB desiring to submit proposals to be considered for inclusion in ASB's Proxy Statement and form of Proxy (the "Proxy Materials") for the 2006 Annual Meeting of Shareholders (the "2006 Annual Meeting") must provide their proposals by certain deadlines. To be included in the Proxy Materials, a shareholder proposal must be received by ASB no later than May 26, 2006. If a shareholder intends to present a proposal at the 2006 Annual Meeting and the proposal was not included in the Proxy Materials, ASB's management proxies for the 2006 Annual Meeting will be entitled to vote on such proposal in their discretion, despite the exclusion of any discussion of the matter in the Proxy Materials, if the proposal is not received by ASB before August 9, 2006.

      Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                       By Order of the Board of Directors



Portsmouth, Ohio                       Robert M. Smith, President
September 23, 2005

                               REVOCABLE PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             ASB FINANCIAL CORP.

           ASB FINANCIAL CORP. 2005 ANNUAL MEETING OF SHAREHOLDERS
                              October 26, 2005

                                  IMPORTANT
                Please complete both sides of the Proxy Card.
        Sign, date and return the attached Proxy Card in the postage paid envelope as soon as possible. Your vote is important, regardless of the number of shares that you own.

      The undersigned shareholder of ASB Financial Corp. ("ASB") hereby constitutes and appoints the Proxy Committee of the Board of Directors of ASB as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of ASB to be held at the Scioto County Welcome Center, 342 Second Street, Portsmouth, Ohio 45662, on October 26, 2005, at 11:00 a.m. local time (the "Annual Meeting"), all of the shares of ASB which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.    The election of six directors for terms expiring in 2006:

      [ ]   FOR all nominees             [ ]   WITHHOLD authority to
            listed below                       Vote for all nominees
            (except as marked to the           Listed below:
            contrary below):

      William J. Burke        Christopher H. Lute      Louis M. Schoettle
      Gerald R. Jenkins       Larry F. Meredith        Robert M. Smith

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

_______________________________________________________________________

2. The ratification of the selection of Grant Thornton LLP as the auditor of ASB for the current fiscal year.

      [ ]   FOR               [ ]   AGAINST               [ ]   ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

       IMPORTANT: Please sign and date this Proxy on the reverse side.

      Your Board of Directors recommends a vote "FOR" the election of the nominees and "FOR" the ratification of the selection of Grant Thornton.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR the election of the nominees for director and FOR the ratification of the selection of Grant Thornton as auditor of ASB.

      All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2005 Annual Meeting of Shareholders of ASB and of the accompanying Proxy Statement is hereby acknowledged.

      Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian or agent, please give your full title. If share are held jointly, each holder should sign.



_____________________________          ______________________________
Signature                              Signature


Dated: ______________________          Dated: _______________________

PLEASE COMPLETE BOTH SIDES, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.